UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOXWAYNE ENTERPRISES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-3093926
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039 New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-251203 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of FoxWayne Enterprises Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-251203) filed with the U.S. Securities and Exchange Commission on December 9, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOXWAYNE ENTERPRISES ACQUISITION CORP.

By:	/s/ Robb Knie
Robb Knie
Chairman and Chief Executive Officer

Dated: January 13, 2021